Exhibit 15.3

[Levy Cohen and Co. Letterhead]

CONSENT OF INDEPENDENT AUDITORS

OF

Magic Software Enterprises (UK) Limited

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated January 23, 2012, with respect to the consolidated financial statements of Magic Software Enterprises (UK) Limited included in this annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2011.

/s/ Levy Cohen and Co.

LEVY COHEN AND CO.

Registered Auditors

May 11, 2012

London, United Kingdom